                        TRANSAMERICA INVESTMENT TRUST

                    AMENDMENT TO THE DECLARATION OF TRUST


        AMENDMENT TO DECLARATION OF TRUST TO: (1) change the name of the Trust; and (2) change the name of Transamerica Growth and Income Fund, the only presently outstanding series of shares of the Trust.


                                      I.


        Pursuant to Article XI, Section 11.3(a) of the Declaration of Trust, each of the undersigned hereby executes this instrument in connection with a change in the name of the Trust and for that purpose adopts the following resolution:

        RESOLVED, that pursuant to Article XI, Section 11.3 of the Declaration of Trust, the name of the Trust is hereby changed to "John Hancock Investment Trust".


                                     II.

        Pursuant to Article VI, Section 6.9 and Article XI, Section 11.3 of the Declaration of Trust, each of the undersigned hereby executes this certificate in connection with the change of name of Transamerica Growth and Income Fund, the only presently outstanding series of shares of the Trust, and for that purpose adopts the following resolution:

        RESOLVED, that pursuant to Article VI, Section 6.9 and Article XI,
Section 11.3 of the Declaration of Trust, the name of Transamerica Growth and Income Fund, the only presently outstanding series of shares of said Trust, is thereby changed to "John Hancock Growth and Income Fund".

        IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed this 16TH day of DECEMBER, 1994.


/s/ R. Trent Campbell                           /s/ Thomas R. Powers
-----------------------------------             ------------------------------
R. Trent Campbell, as Trustee                   Thomas R. Powers, as Trustee
5005 Riverway, Ste #240                         1000 Louisiana
Houston, TX  77027                              Houston, TX  77002


/s/ Mrs. Lloyd Bentsen                          /s/ Thomas B. McDade
-----------------------------------             ------------------------------
Mrs. Lloyd Bentsen, as Trustee                  Thomas B. McDade, as Trustee
1810 Kalorama Square, N.W.                      5276 Cedar Creek
Washington, D.C.  20008                         Houston, TX  77056


/s/ William H. Cunningham                       /s/ Leo E. Linbeck, Jr.
-----------------------------------             -------------------------------
William H. Cunningham, as Trustee               Leo E. Linbeck, Jr., as Trustee
601 Colorado Street                             P.O. Box 22500
O'Henry Hall                                    Houston, TX  77027
Austin, TX  78701